UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2014

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 29, 2014, the following proposals were submitted to the stockholders of Hansen Medical, Inc. (the “Company”) at its 2014 annual meeting of stockholders.

1.	To elect two Class II directors to hold office until the 2017 annual meeting of stockholders;

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014; and

3.	To cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers.

The proposals were described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on March 20, 2014. Of the 110,611,857 shares eligible to vote as of the March 4, 2014 record date, 88,469,486 votes, or approximately 80% of the total shares outstanding, were represented at the meeting. The following are the final vote results along with a brief description of each proposal.

Proposal 1: Election of Directors: the following nominees received the highest number of “FOR” votes and, as a result, were elected to serve as Class II directors for a term that will continue until the 2017 annual meeting of stockholders.

Director	Votes For	Withheld	Broker Non-Votes
Michael L. Eagle	62,984,704	512,416	24,972,366
Christopher P. Lowe	62,977,901	519,219	24,972,366

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm: the stockholders of the Company ratified the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstained	Broker Non-Votes
88,223,925	124,865	120,696	0

Proposal 3: Advisory Vote on Executive Compensation: the stockholders of the Company approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstained	Broker Non-Votes
62,781,362	575,964	139,794	24,972,366

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: May 1, 2014	/s/ Peter J. Mariani
Peter J. Mariani
Chief Financial Officer